Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in this registration statement on form F-1 of Linkage Global Inc. of our report dated April 12, 2024, with respect to the consolidated financial statements of Linkage Global Inc. for the years ended September 30, 2023 and 2022 which appears in Linkage Global Inc. form 20-F filed with the Securities and Exchange Commission.

/s/ TPS Thayer, LLC

Sugar Land, Texas

November 26, 2024